EXHIBIT 10.15

Private and Confidential

Dated  November 30, 2007

EMRISE CORPORATION	(1)

(the Pledgor)

GVEC RESOURCE IV INC.	(2)

(the Administrative Agent)

THE LENDERS	(3)

AGREEMENT FOR THE PLEDGE OF
ACCOUNT OF FINANCIAL INSTRUMENTS
RELATING TO SHARES OF
CXR ANDERSON JACOBSON SAS

Contents

Clause		Page

1	Definitions - Interpretation	1

2	Creation and Basis of the Pledge	3

3	Representations and warranties	4

4	Covenants	5

5	Enforcement	6

6	Term - Release	7

7	Notices	7

8	Miscellaneous	7

9	Successors and assigns	8

10	Costs and Taxes	8

11	Governing Law - Jurisdiction	8

Schedule 1		9

Part A - Déclaration de gage de compte d’instruments financiers (actions de société)		9

Part B - Statement of pledge of financial instruments account (company shares)		11

Schedule 2		13

Part A - Attestation de constitution de nantissement de compte d’instruments financiers		13

Part B - Acknowledgement of pledge of financial instruments account		14

Schedule 3		15

Part A - Notification au Teneur du Compte de Dividendes Nanti		15

Part B - Form of Notification of Pledge to Dividends Account Holder		16

Schedule 4		18

Part A - Attestation de Nantissement du Compte de Dividendes Nanti		18

Part B - Form of Certification of Pledge of Dividends Account		20

SIGNATURE PAGE		22

AGREEMENT FOR THE PLEDGE OF ACCOUNT OF FINANCIAL INSTRUMENTS
(COMPANY SHARES)

BETWEEN THE UNDERSIGNED:

(1)        EMRISE CORPORATION, a company incorporated under the laws of Delaware, United States of America, having its principal executive offices at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California, 91370, United States of America, represented by the person identified on the signature page hereof (hereinafter referred to as the “Pledgor”);

(2)        GVEC RESOURCE IV INC. a company incorporated under the laws of the British Virgin Islands, whose registered office is Walkers (BVI) Limited, Walkers Chambers, PO Box 92, Road Town, Tortola, British Virgin Islands, registered under number 1027282, acting in its own name and in its capacity as Administrative Agent under the Credit Agreement (as such term is defined below), represented by the person identified on the signature page hereof (hereinafter referred to as the “Administrative Agent”); and

(3)        Each lender under the Credit Agreement, listed in such Credit Agreement, together with its successors and assigns, represented by the Administrative Agent (hereinafter referred to collectively as the “Lenders”) (the Administrative Agent, the Lenders and the Arranger under the Credit Agreement being hereinafter referred to collectively as the “Beneficiaries”).

WHEREAS:

(A)      The Pledgor is the owner of 90,000 shares (actions) representing 100% of the share capital and of the voting rights of CXR Anderson Jacobson SAS, a French société par actions simplifiée, whose registered office is rue de l’Ornette, 28410 Abondant, France, registered under single identification number 785 754 706 RCS Dreux (hereinafter referred to as the “Company” or, in its capacity as registrar of its own shares, the “Registrar”).

(B)       Pursuant to a credit agreement governed by the laws of the State of California, United States of America, entitled “Credit Agreement” and dated on or about the date hereof (such agreement, as it may be from time to time amended, modified or supplemented, being referred to hereinafter as the “Credit Agreement”) between, inter alia, GVEC RESOURCE IV Inc. as the Arranger and the Administrative Agent, the Lenders as lenders, and the Pledgor and certain of its subsidiaries as Borrowers (as such term is defined below), the Lenders have granted to the Borrowers a credit facility for a maximum principal amount of USD 23,000,000, pursuant to the terms and conditions set out in the Credit Agreement.

(C)       Pursuant to schedule 3.1 of the Credit Agreement, it has been agreed that the Pledgor shall grant a first ranking pledge over the financial instruments account in which the Shares (as such term is defined below) are registered, for the benefit of the Beneficiaries upon the terms and conditions of the present agreement for pledge of financial instrument account in order to secure the performance and payment of the Obligations (as such term is defined below). The Beneficiaries have, pursuant to article 2328-1 of the French Code civil (hereafter the “Civil Code”), appointed the Administrative Agent in order that the Administrative Agent be entitled to register, perform and enforce any security interest (sûreté réelle) granted by the Pledgor in order to secure the performance and payment of the Obligations.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1          Definitions - Interpretation

1.1       Definitions

Unless otherwise stipulated, capitalised terms and expressions used in this Agreement, including in the recitals hereto, shall have the meanings ascribed to such terms below or, if not so defined, shall have the meanings ascribed to such terms in the Credit Agreement.

“Agreement” means this agreement, together with the Schedules hereto, as it may be amended, restated or supplemented from time to time;

“Beneficiaries” has the meaning ascribed to such term in the recitals hereof;

“Borrower” has the meaning set forth in the preamble of the Credit Agreement;.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business in the State of California (United States of America) and Paris, France;

“Clauses” means any of the clauses of this Agreement;

“Company” has the meaning ascribed to such term in the recitals hereof;

“Dividends Account” has the meaning set forth in Clause 2.1.3 below;

“Dividends Account Holder” means the account holder of the Dividends Account, as such account is defined in Clause 2.1.3 below;

“Event of Default” has the meaning ascribed to such term in Schedule 1.1 of the Credit Agreement;

“Financial Instruments Account” has the meaning set forth in Clause 2.1.1 below;

“Loan Documents” has the meaning ascribed to such term in the Credit Agreement;

“Notification to the Dividends Account Holder” means notification in the form attached in Schedule 3 to this Agreement;

“Obligations” has the meaning ascribed to such term in the Credit Agreement;

“Parties” means collectively the Pledgor, the Administrative Agent and the Beneficiaries;

“Registrar” has the meaning ascribed to such term in the recitals hereof;

“Schedule” means any of the schedules to this Agreement;

“Shares” means all the ninety thousand (90,000) shares of the Company, with a par value of EUR 15 each, held by the Pledgor on the date of signature hereof, and which are registered on the Financial Instruments Account, as well as any securities (valeurs mobilières) and other financial instruments (instruments financiers) which may be added to or substituted for the aforementioned shares of the Company in any manner whatsoever in accordance with the provisions of Clause 2.2 below (including the results of any reduction in capital of the Company by reduction of the par value of its shares) and any other rights in connection therewith; and

“ Statement of Pledge” means a statement of pledge in the form attached in Schedule 1. - Part A to this Agreement (a translation of which into English agreed between the parties is attached for information purposes as Schedule 1 - Part B to this Agreement).

1.2       Interpretation

In this Agreement, unless the context otherwise requires:

1.2.1    The titles of Clauses and Schedules are for ease of reference only and shall not affect the interpretation or construction thereof.

1.2.2    Terms defined in Clause 1.1 may be used in the singular or the plural sense as required by the context thereof.

1.2.3       References to a person shall be construed as including such person’s successors and assigns and to any other person succeeding to the rights and obligations of such person in any manner whatsoever.

1.2.4       References to an agreement or any other document shall include any schedules thereto and any modifications or amendments thereof.

1.2.5       References to time of day are to Paris time.

2             Creation and Basis of the Pledge

2.1          Transfer of the Shares to the Financial Instruments Account and pledge of the Financial Instruments Account and Dividend Account

2.1.1        Pursuant to this Agreement and the Statement of Pledge (which the Pledgor has signed in one original and one copy simultaneously herewith), the Shares are registered on a special financial instruments account on the books of the Registrar (hereafter the “Financial Instruments Account”) and the Pledgor hereby agrees to grant a first priority pledge over such Financial Instruments Account in favor of the Beneficiaries, which accept such pledge, in accordance with article L.431-4 of the French Code Monétaire et Financier (hereafter the “Monetary and Finance Code”) as security for the performance and payment of the Obligations.

2.1.2        Upon the signing of this Agreement, the Pledgor has delivered one original executed copy of the Statement of Pledge to the Administrative Agent and one copy thereof to the Registrar. The Company shall cause the Registrar, upon receipt of said copy, to deliver to the Administrative Agent a certification of the pledge created hereunder in the form set forth in Schedule 2. - Part A hereto (a translation of which into English agreed between the parties is attached for information purposes as Schedule 2 - Part B to this Agreement) immediately following reception by the Registrar of the signed copy of the Statement of Pledge.

2.1.3        Pursuant to article L. 431-4 of the Monetary and Finance Code, all dividends, interest, fruits and products in any currency relating to the Shares shall be credited on a special account to be held by the Pledgor in the books of the Dividends Account Holder (the “Dividends Account”). The Pledgor undertakes to open the Dividends Account and to provide the Beneficiary with information relating to the Dividends Account and the identity of the Dividends Account Holder prior to the payment of any dividends by the Company to the Pledgor. The Dividends Account is deemed to be incorporated into the basis of the pledge of the Financial Instruments Account created hereunder, as from the date of the Statement of Pledge. The Pledgor shall cause the Dividends Account Holder to deliver to the Administrative Agent as reasonably requested from time to time by the Administrative Agent a confirmation of the amounts held in the Dividends Account.

2.1.4        The Pledgor undertakes:

(a)   to deliver to the Dividends Account Holder a Notification to the Dividends Account Holder as soon as the Dividends Account is opened;

(b)   to cause the Dividends Account Holder to register the pledge over the Dividends Accounts in favor of the Beneficiaries pursuant to this Agreement and the Statement of Pledge; and

(c)   to cause the Dividends Account Holder to deliver, as soon as the Dividends Account is opened, to the Administrative Agent a certification of pledge of dividends account substantially in the form of Schedule 4.

2.2       Scope of pledge

2.2.1        In addition to the Shares registered on the Financial Instruments Account, the scope of the pledge is extended to any securities which are substituted therefor, or are added thereto pursuant to the provisions of article L. 431-4 of the Monetary and Finance Code, such rights being subject to and automatically and irrevocably deemed to be incorporated into the pledge created hereunder, without any such operation constituting in any manner a novation of the rights and security granted to the Beneficiaries hereunder. The Pledgor and the Registrar irrevocably undertake to credit such securities to the Financial Instruments Account.

2.2.2        If the Pledgor acquires in any manner additional shares or other new securities issued by the Company that are not included in the pledge granted pursuant to Clause 2.1.1 and Clause 2.2.1 above, the Pledgor shall, as security for the payment of the Obligations, transfer such shares or other securities to the Financial Instruments Account in order to include them in the scope of the pledge granted by the Pledgor to the Beneficiaries pursuant to the terms of  this Agreement. The Pledgor shall, at its own cost, execute such documents and take such other actions as may be necessary or appropriate to effect such first priority pledge.

2.2.3        In the event that the Company should effect a reduction of its capital otherwise than due to losses, the Pledgor undertakes to refrain from presenting the Shares in order for such Shares to be purchased by the Company without the prior written consent of the Administrative Agent, acting in the name and on behalf of the Beneficiaries.

2.2.4        In the event that the Company should effect a reduction of its capital due to losses, the Pledgor undertakes to inform the Administrative Agent promptly of the proposed reduction and, in any event, prior to the date on which the shareholders vote on such proposed reduction, and any shares of the Company resulting from the Shares as a consequence of such reduction in capital shall be automatically incorporated into the Financial Instruments Account.

2.2.5        More generally, any shares, or other shareholder interests attributed to the Pledgor and constituting ownership interests in any legal entity resulting from the contribution of the Shares in connection with the transformation or merger of the Company or any similar operation concerning the legal nature or organization of the Company, shall be considered as being subject to the pledge created hereunder and, consequently, shall be incorporated into the Financial Instruments Account or the Dividends Account, as the case may be. The Pledgor shall promptly, at its own cost, sign all documents and take all action necessary to confirm such rights of the Beneficiaries in such shares or other shareholder interests.

3        Representations and warranties

3.1     Representations and warranties of the Pledgor

The Pledgor hereby represents and warrants to the Administrative Agent, acting in the name and on behalf of the Beneficiaries, that:

3.1.1        it is a duly incorporated, registered and validly existing company in accordance with the laws and regulations governing it and has the power to own its property and other assets and to conduct its business as it is now being conducted and hereafter proposed to be conducted;

3.1.2        it has power to execute and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of the same;

3.1.3        any governmental or administrative authorizations required to be obtained or receive by it in order to execute and perform its obligations under this Agreement and to ensure the validity and enforceability thereof have been obtained and are in force;

3.1.4        the execution of this Agreement as well as the performance of its obligations contained herein are its valid and legally binding obligations, and do not contravene or conflict with, or result in any breach of any of the terms of, or constitute a default under its Articles of Association, or any provision of any contract or any undertaking to which it is a party or by which it is bound;

3.1.5        the Shares were duly issued and are fully paid-up, are wholly owned by the Pledgor and are not subject to a pledge, attachment or sequestration of any kind other than the pledge created hereunder, and there is no purchase or sale option with respect to any of them;

3.1.6        the Shares are held in registered form and represent at the date hereof (i) all of the shares of the Company held by the Pledgor; and (ii) 100% of the share capital of and the voting rights in the Company;

3.1.7        the Company is the Registrar (teneur de compte) of its own shares, including the Shares;

3.1.8        the Dividends Account is not subject to a pledge, attachment or sequestration of any kind other than the pledge created hereunder;

3.1.9        the execution of this Agreement as well as the performance of the obligations contained herein do not constitute an abuse of company assets (abus de biens sociaux) or analogous principle under the laws of any other jurisdiction other than France;

3.1.10      it has, in its capacity as the sole shareholder of the Company, by a decision dated 27 November 2007, approved the terms and conditions of the Agreement and the Beneficiaries as new shareholders of the Company in the event of enforcement of the present pledge; and

3.1.11      there are no provisions in the by-laws (statuts) of the Company prohibiting the transfer, assignment or pledge of Shares during a fixed or indeterminate time period, which in the case of any of the foregoing would operate so as to prevent the enforcement of the pledge created hereunder.

3.2       Repetition of representations and warranties

The representations and warranties made in Clause 3.1 shall be deemed to be repeated so that they remain accurate permanently and at all times during the term of this Agreement and are without prejudice to the representations and warranties made and granted under the Loan Documents.

4          Covenants

4.1           The Pledgor undertakes that it shall not (without the prior written consent of the Administrative Agent, acting in the name and on behalf of the Beneficiaries):

4.1.1        create or attempt to create or permit to subsist in favor of any person other than the Beneficiaries any lien, charge or other security interest on the Financial Instruments Account or the Dividends Account, or any right pertaining thereto other than the pledge created hereunder;

4.1.2        sell, transfer, assign or otherwise dispose of the Shares or any part thereof or interest therein or attempt or agree so to do; or

4.1.3        do or cause or permit to be done anything which might reasonably be expected to depreciate, jeopardize or otherwise prejudice the value of the Shares registered in the Financial Instruments Account;

4.2           The Pledgor undertakes to give to the Administrative Agent a statement of the shares registered on the Financial Instruments Account in case of change of the number of such shares.

4.3           The Pledgor shall at any time and from time to time and at its own expense, promptly take all such further action, as may be necessary in the Administrative Agent’s opinion and as the Administrative Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent, acting in the name and on behalf of the Beneficiaries, to exercise and enforce their rights and remedies hereunder with respect to the Financial Instruments Account and the Dividends Account.

4.4           The Pledgor undertakes not to exercise the voting rights attached to its Shares in a way that could reasonably be expected to adversely affect the rights of the Beneficiaries under this Agreement. Without limiting the generality of the foregoing, the Pledgor undertakes to refrain from introducing into the Articles of Association (statuts) of the Company any provision not existing on the date hereof which would limit the right of shareholders to transfer Shares to third parties.

5              Enforcement

5.1           The pledge created hereunder in favor of the Beneficiaries constitutes the sole pledge on or over the Financial Instruments Account and the Dividends Account.

5.2           Upon the occurrence of an Event of Default, the Administrative Agent may by a demand (mise en demeure) delivered by hand or sent by registered mail to the Pledgor and the Registrar pursuant to articles D. 431-1 et seq. of the Monetary and Finance Code, require that unless payment of any amount due is made by the Pledgor within eight (8) Business Days of such delivery or, as the case may be, expedition, any cash dividends, interest or other monies which may be paid or payable in respect of the Shares following the expiration of such period shall be paid to the Administrative Agent, acting in the name and on behalf of the Beneficiaries. All sums so paid to the Administrative Agent shall be applied to payment of the Obligations. However, so long as no Event of Default has occurred and no demand has been made by the Administrative Agent, acting in the name and on behalf of the Beneficiaries, following an Event of Default, any such cash dividends, interest and other monies shall (subject to the provisions of the Credit Agreement) be paid to the Pledgor and shall not fall within the scope of the pledge created hereunder.

5.3           Upon the occurrence of an Event of Default resulting in the Obligations becoming due and payable, the Administrative Agent may notify the Dividends Account Holder and the Pledgor that the Pledgor is no longer entitled to dispose of or withdraw from the Dividends Account any amount credited thereon.

5.4           As regards the balance of the Dividends Account, it is specified that upon the occurrence of an Event of Default, the Administrative Agent acting in the name and on behalf of the Beneficiaries shall, by a demand (mise en demeure) delivered by hand or sent by registered mail pursuant to the provisions of articles D. 431-1 et seq. of the Monetary and Finance Code, require that unless payment of any amount due is made by the Pledgor within eight (8) Banking Days of such delivery or expedition, any cash dividends, interests or other monies which are credited on the Dividends Account and any cash dividends, interest or other monies which may be paid or payable in respect of the Shares following the expiration of such period shall be paid to the Administrative Agent for the account of the Beneficiaries.

5.5           Upon the occurrence of an Event of Default resulting in the Obligations becoming due and payable, the Beneficiary shall be entitled to exercise with respect to the Financial Instruments Account and the Dividends Account all rights, actions and privileges granted by law to a secured creditor in order to recover the Obligations, including, at its discretion, by requesting the sale of the Shares pursuant to article 2346 of the Civil Code and article L.521-3 of the French Code de commerce, judicial attribution of the Shares in accordance with article 2347 of the Civil Code, or attribution of the Shares and any other securities or financial instruments incorporated into the basis of the pledge pursuant to this Agreement, and any amount credited on the Dividends Account in accordance with article 2348 of the Civil Code, as well as any relief permitted under articles L. 431-4 and D. 431-1 et seq. of the Monetary and Finance Code.

5.6           The Parties acknowledge and agree that the present Agreement shall be entered into without prejudice to any other rights and actions of the Beneficiaries and that it shall not affect the nature and the scope of any obligations and/or any security which have been or will be granted or made by the Pledgor.

5.7           The Pledgor undertakes not to prevent the performance and enforcement of the pledge over the Financial Instruments Account and the exercise by the Administrative Agent acting in the name and on behalf of the Beneficiaries of their rights under the Agreement in accordance with the law.

6              Term - Release

6.1           This Agreement shall remain in force until the complete and final payment or the reimbursement of any amount due in respect of the Obligations. The representations, warranties and covenants contained herein shall bind the Pledgor during the same period.

6.2           The Agent acting in the name and on behalf of the Beneficiaries agrees consequently to release the pledge created hereunder, at the expense of the Pledgor, at such time that it is satisfied that (i) no amount remains due in respect of the Obligations and (ii) none of the facilities granted under the Loan Documents remain available.

7              Notices

Any notices, requests or communication made under this Agreement or relating to this Agreement shall be made in accordance with section 11 of the Credit Agreement.

8              Miscellaneous

8.1           This Agreement does not affect and shall not affect in any manner whatsoever, the nature and the scope of any undertaking or any security or guarantee relating to the Obligations that may have been given or granted by the Pledgor or by any third party, and is in addition to them.

8.2           The rights and remedies of the Beneficiaries pursuant to this Agreement and to any other document relating to the Agreement and its performance may be exercised as often as necessary and are cumulative and not exclusive of any other rights or remedies provided by law or any other document to which the Pledgor is a party. The Agent acting in the name and on behalf of the Beneficiaries may exercise their rights under this Agreement regardless of whether their other rights or remedies provided by law or any other document with respect to the Obligations have been exercised.

8.3           Subject to applicable limitation periods, the failure by the Administrative Agent acting in the name and on behalf of the Beneficiaries to exercise any right or action hereunder or any delay in exercising such rights or actions shall not constitute a waiver thereof, no delay in exercising any right, power or privilege under this Agreement by the Administrative Agent shall operate as a waiver of the same, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of the same, or the exercise of any other right, power or privilege, and no waiver by any of the Beneficiaries shall be binding unless effected by written instrument signed by all of the parties bound thereby and referring expressly to the present Agreement. No delay or grace period granted to the Pledgor by any of the Beneficiaries shall constitute a restriction or waiver by it of the exercise of any of the rights and options of the Beneficiaries under the present Agreement. The Beneficiaries shall have no liability towards the Pledgor or its successors or assigns with respect to the late exercise or the non-exercise of their rights under the Pledge.

8.4           In the event that any provision of the present Agreement shall be deemed to be null and void or not binding due to the effect of any law or due to the interpretation of such provision by any authority, the invalidity of such provision shall not affect the validity of any other provision of this Agreement which shall be legal, valid and binding. In such a case, the parties shall negotiate in good faith to replace the relevant provision by a new provision which shall be valid, binding, enforceable and compliant with the original intention of the parties.

9              Successors and assigns

9.1           All the rights, privileges, actions and options granted to the Beneficiaries hereunder will benefit their successors and assigns, as well as to any of their own successors and assigns and all the terms, conditions, promises, representations and warranties hereunder will be binding on the Pledgor and on its successors and assigns.

9.2           The Pledgor acknowledges that the Beneficiaries are entitled, pursuant to section 13 of the Credit Agreement, to assign all or part of their rights under the Credit Agreement, and agrees that the provisions of this Agreement will run to the benefit of any assignee of the Beneficiaries.

9.3           The Pledgor shall not be entitled to assign or transfer in whole or in part its rights and obligations under this Agreement.

9.4           The security created hereunder shall not be affected in the event of modification, amendment, supplement or transfer of the Credit Agreement. The Pledgor undertakes to sign any document required to enable any successor or assign of the Beneficiaries to benefit from their rights hereunder.

10            Costs and Taxes

In accordance with and subject to the terms and conditions set forth in the Credit Agreement, all taxes, imposts, duties or penalties, present or future, of any manner whatsoever, and any reasonable costs incurred by the Administrative Agent and/or the Beneficiaries in connection with this Agreement, including any reasonable fees and expenses of legal counsel, relating to the negotiation, preparation, execution or registration of the present Agreement and to the performance, amendment, enforcement or release thereof or consequent thereupon, shall be borne by the Pledgor, who undertakes to pay such amounts on first demand to the Administrative Agent acting in the name and on behalf of the Beneficiaries.

11            Governing Law - Jurisdiction

11.1         This Agreement is governed by French law as to its validity, construction and enforcement.

11.2         Any dispute or other procedure concerning the present Agreement or any documents or instruments in connection therewith shall be subject to the jurisdiction of the Commercial court of Paris or the state and federal courts in the county of Los Angeles, State of California, as the case may be, without prejudice to the right of the Beneficiaries to commence proceedings before any other jurisdiction.

The signature of the parties is at the end of the document.

Schedule 1

Part A - Déclaration de gage de compte d’instruments financiers (actions de société)

CONSTITUANT

- Nom :             EMRISE CORPORATION, société régie par le droit de l’Etat du Delaware (Etats-Unis d’Amérique) dont les bureaux principaux sont situés au 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California, 91370, Etats-Unis d’Amérique.

INSTRUMENTS FINANCIERS INSCRITS EN COMPTE NANTI

- Compte d’Instruments Financiers Nanti :	numéro 12 bis

- Nature :	actions nominatives d’une valeur nominale de EUR 15 chacune

- Nombre:	initialement 90.000

- Société Emettrice et Teneur de Compte :

CXR ANDERSON JACOBSON SAS, société par actions simplifiée au capital social de 1.350.000 euros, dont le siège social est situé rue de l’Ornette, 28410 Abondant, France, immatriculée au Registre du Commerce et des Sociétés de Dreux sous le numéro unique d’identification 785 754 706

Les termes commençant par une majuscule auront la signification qui leur est attribuée dans la Convention de nantissement de compte d’instruments financiers conclue en date de ce jour entre le Constituant, les Bénéficiaires et l’Agent Administratif.

OBLIGATIONS GARANTIES

- Nature :

toutes les dettes et obligations de paiement du Constituant, présentes et futures, tant en principal, qu’en intérêts, intérêts de retard, prime, frais, commissions ou accessoires dues et exigibles (que ce soit à leur échéance normale ou dès la survenance d’un Cas de Défaut dont la période de grâce a expiré) au titre de la Convention de Crédit, telles qu’elles pourront, le cas échéant, être modifiées ou augmentées à la suite de toute modification ou avenant aux Documents de Crédit sans qu’un avenant aux présentes ou une nouvelle Déclaration de Gage ne soit nécessaire

- Montant total :

toutes sommes en principal, intérêts, intérêts de retard, primes, frais, commissions et accessoires dues par le Constituant au titre de la Convention de Crédit, étant précisé que ce montant pourra, le cas échéant, être modifié ou augmenté par toute modification de, ou avenant, des Documents de Crédit sans que la signature d’une nouvelle déclaration de gage soit nécessaire, dans la limite de la valeur des instruments financiers, sommes et autres droits figurant sur le Compte d’Instruments Financiers

BENEFICIAIRES DU NANTISSEMENT

GVEC RESOURCE IV INC., société régie par le droit des Iles Vierges britanniques, dont le siège social est situé au Walkers (BVI) Limited, Walkers Chambers, PO Box 92, Road Town, Tortola, Iles Vierges Britanniques,, et tout successeur, cessionnaire et ayants droit de ce dernier ;

Ainsi que les entités dénommées les Prêteurs dans la Convention de Crédit et dont la liste figure dans ladite Convention de Crédit.

État de Californie (Etats-Unis d’Amérique), le ____________ 2007

_________________________________

EMRISE CORPORATION

Par :

For information purposes only

Part B - Statement of pledge of financial instruments account (company shares)

PLEDGOR

- Name:

EMRISE CORPORATION a company incorporated under the laws of Delaware, United States of America, having its principal executive offices at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California, 91370, United States of America

SECURITIES CONTAINED IN THE PLEDGED FINANCIAL INSTRUMENTS ACCOUNT

- Pledged Financial Instruments Account:	n°12 bis

- Nature:	Registered shares with par value of EUR 15 each

- Number:	Initially 90,000

- Issuer and Registrar:

CXR ANDERSON JACOBSON SAS, a société par actions simplifiée incorporated under the laws of France with a share capital of EUR 1,350,000, whose registered office is rue de l’Ornette, 28410 Abondant, France, registered at the Registre du Commerce et des Sociétés of Dreux under single identification number 785 754 706

The terms the first letter of which is capitalized have the meanings ascribed to them in the Agreement for Pledge of Financial Instruments entered into on the date hereof between the Pledgor, the Beneficiaries and the Administrative Agent.

OBLIGATIONS

- Nature:

all present and future obligations and liabilities of the Pledgor, in principal, interest, default interest, indemnities, fees, commissions and accessories due and payable (at their term or on the occurrence of an Event of Default which grace period has expired) pursuant to the Credit Agreement, and as they may be modified or increased pursuant to any modification of or amendments to the Loan Documents without any amendment to this Agreement or any new statement of pledge being necessary

- Total amount:

all amounts in principal, interest, default interest, indemnities, fees and accessories due by the Pledgor pursuant to the Credit Agreement, it being stated that this amount may be modified or increased as a result of any modification of or amendment to the Loan Documents without the signature of any new statement of pledge being required, up to the value of the securities, moneys and other rights registered on the Financial Instruments Account

BENEFICIARIES OF THE PLEDGE

GVEC RESOURCE IV INC., a company organized under the laws of the British Virgin Islands, whose registered office is Walkers (BVI) Limited, Walkers Chambers, PO Box 92, Road Town, Tortola, British Virgin Islands; and

Other entities, referred to as the Lenders in the Credit Agreement and the list of which is indicated in the said Credit Agreement.

Signed in the State of California (United States of America) on ____________ 2007

_________________________________

EMRISE CORPORATION

By: ________________________

Schedule 2

Part A - Attestation de constitution de nantissement de compte d’instruments financiers

A :           GVEC RESOURCE IV INC.

Walkers (BVI) Limited, Walkers Chambers

PO Box 92, Road Town

Tortola, British Virgin Islands

en qualité d’Agent Administratif, agissant au nom et pour le compte des Bénéficiaires

Nous avons pris connaissance de la déclaration de gage de compte d’instruments financiers (actions de société) ci-jointe en date du [•] 2007 et nous certifions, en qualité de Teneur de Compte de nos propres actions, que les instruments financiers dont il est fait mention dans ladite déclaration de gage sont inscrits sur un compte spécial ouvert au nom du Constituant, EMRISE CORPORATION lequel compte est nanti au profit de GVEC RESOURCE IV INC.,et d’autres entités, dénommées les Prêteurs dans la Convention de Crédit et dont la liste figure dans ladite Convention de Crédit (les “Bénéficiaires”) aux termes de la Convention de Nantissement de Compte d’Instruments Financiers en langue anglaise en date du [•] 2007, entre le Constituant, les Bénéficiaires et l’Agent Administratif (la “Convention de Nantissement”) et ce conformément à l’article L.431-4 du Code Monétaire et Financier et à la Convention de Nantissement.

Dans ce cadre, nous vous déclarons que les comptes d’actionnaires et le registre de mouvements de titres de la Société sont à jour à la date des présentes.

Le [•] 2007

_________________________________

CXR ANDERSON JACOBSON SAS

En sa qualité de Teneur de Compte

Par : ___________

Qualité : ___________________

For information purposes only

Part B - Acknowledgement of pledge of financial instruments account

To: GVEC RESOURCE IV INC.,

Walkers (BVI) Limited, Walkers Chambers

PO Box 92, Road Town

Tortola, British Virgin Islands

in its capacity as Administrative Agent, acting in the name and on behalf of the Beneficiaries

We have read the Statement of pledge of account of financial instruments (company shares) dated [•] 2007 and we hereby certify, as Registrar of our own shares, that the financial instruments referred to in such Statement of pledge were transferred to a special account opened in the name of the Pledgor, EMRISE CORPORATION, which account is pledged in favor of GVEC RESOURCE IV INC., and other entities, referred to as the Lenders in the Credit Agreement and the list of which is indicated in the said Credit Agreement (the “Beneficiaries”) pursuant to the Agreement for the Pledge of Account of Financial Instruments dated as of [•] 2007 between the Pledgor and the Beneficiary (the “Pledge Agreement”) in accordance with article L.431-4 of the Monetary and Finance Code and with the Pledge Agreement.

In such context, we hereby declare that the shareholders’ accounts and the share register of the Company are up to date on the date hereof.

Signed in the State of California (United Stated of America) on [•].

_________________________________

CXR ANDERSON JACOBSON SAS

In its capacity as Registrar

By: _________________

Title: ______________________

Schedule 3

Part A - Notification au Teneur du Compte de Dividendes Nanti

EMRISE CORPORATION

[Adresse]

A :           [•], en sa qualité de Teneur du Compte de Dividendes Nanti

Date :      [•] 2007

Compte N° : RIB : [•] / IBAN : [•] (le “Compte de Dividendes Nanti”) / Titulaire du Compte : EMRISE CORPORATION (le “Constituant”)

Madame/Monsieur,

(a)           Aux termes d’une convention de nantissement de compte d’instruments financiers conclue en date de ce jour (la “Convention de Nantissement”) entre le Constituant, GVEC RESOURCE IV INC. et d’autres entités dénommées les Prêteurs dans le Convention de Crédit et dont la liste figure dans ladite Convention de Crédit (ci-après les “Bénéficiaires”), et GVEC RESOURCE IV INC. en qualité d’agent administratif (l’ ”Agent Administratif”) et de la déclaration de gage y afférente, nous vous notifions par la présente que le Constituant a consenti un nantissement en faveur des Bénéficiaires sur le solde créditeur du Compte de Dividendes Nanti à tout moment (y compris tout intérêt (le cas échéant) couru sur un tel solde créditeur) ouvert en relation avec le Compte d’Instruments Financiers conformément à l’Article L.431-4 III du Code Monétaire et Financier.

(b)           Les termes et expressions utilisés dans la présente notification auront, sauf stipulation contraire, la signification qui est attribuée au terme correspondant dans la Convention de Nantissement.

(c)           Nous vous autorisons par la présente et vous donnons instruction de bloquer le Compte de Dividendes Nanti, ainsi que de geler le solde créditeur figurant sur le Compte de Dividendes Nanti à la date à laquelle vous recevrez une instruction écrite par l’Agent Administratif à cet effet et jusqu’à la réception d’une instruction écrite contraire notifiée par l’Agent Administratif.

(d)           Nous vous informons également que les stipulations de cette notification ne peuvent être révoquées ou modifiées qu’avec le consentement écrit préalable de l’Agent Administratif.

(e)           Nous vous prions de bien vouloir retourner à l’Agent Administratif (avec copie à notre Société) l’Attestation de Nantissement du Compte de Dividendes Nanti ci-jointe dûment signée.

Nous vous prions d’agréer, Madame, Monsieur, l’expression de nos salutations distinguées.

___________________________

EMRISE CORPORATION

Le Constituant

Par: ____________________

Qualité: __________________

Annexe : copie de la Convention de Nantissement et de la Déclaration de Gage du Compte d’Instruments Financiers y afférent

For information purposes only

Part B - Form of Notification of Pledge to Dividends Account Holder

EMRISE CORPORATION

[address]

To:          [•], as Dividends Account Holder

Date:       [•] 2007

Account No: RIB: [•] / IBAN: [•] (the “Dividends Account”) / Account Owner: EMRISE CORPORATION (the “Pledgor”)

Madam/Sir,

(a)           According to the terms and conditions set out in the pledge of the financial instruments account (the “Agreement”) entered into on the date hereof between the Pledgor, GVEC RESOURCE IV INC. and other entities, referred to as the Lenders in the Credit Agreement and the list of which is indicated in the said Credit Agreement (hereafter the “Beneficiaries”) and GVEC RESOURCE IV INC. as the administrative agent (the “Administrative Agent”) and the related statement of pledge, we hereby notify that the Pledgor has pledged in favor of the Beneficiaries the balance of the pledged Dividends Account existing from time to time (including any accrued interest (as the case may be) on such a positive balance) open in relation to the Financial Instruments Account in accordance with article L.431-4 III of the French Code Monétaire et Financier.

(b)           Unless otherwise stipulated, the terms and expressions used in this notification shall have the meaning ascribed to such term in the Agreement.

(c)           We hereby allow you and instruct you to block the Dividends Account, as well as to freeze the balance of the Dividends Account on the date on which you will receive a written instruction from the Administrative Agent for this purpose and until receipt of a written instruction to the contrary notified by the Administrative Agent.

(d)           Furthermore, we inform you that the provisions of this notification may only be revoked or modified with the prior written consent of the Administrative Agent.

(e)           Please return to the Administrative Agent (as well as a copy to our company) the duly signed Statement of Pledge of the Dividend Account attached hereto.

Yours faithfully,

___________________________

EMRISE CORPORATION

The Pledgor

By: _________________

Position: __________________

Annex: copy of the Agreement and the related Statement of Pledge of Financial Instruments

Schedule 4

Part A - Attestation de Nantissement du Compte de Dividendes Nanti

A : GVEC RESOURCE IV INC.

En sa qualité d’Agent Administratif, agissant au nom et pour le compte des Bénéficiaires

Date : [•] 2007

Nantissement du compte de dividendes détenu par EMRISE CORPORATION

Madame/Monsieur,

(a)        Nous soussignés, [Teneur du Compte de Dividendes Nanti] société [type de société] au capital social de [•] EUR, dont le siège social est situé au [adresse], [code postal] [ville], France, immatriculée au Registre du Commerce et des Sociétés de [•] sous le numéro unique d’identification [•], faisons référence à la déclaration de gage de compte d’instruments financiers signée par EMRISE CORPORATION en date du [•] 2007 et relative au compte d’actionnaire détenu par cette société auprès de CXR Anderson Jacobson SAS (ci-après la « Déclaration de Gage ») et agissons, dans le cadre des présentes, en qualité de teneur du compte bancaire spécial mentionné ci-dessous.

(b)       Nous certifions par les présentes :

(i)      qu’un compte bancaire spécial n° [•] sur lequel seront crédités les fruits et produits payés par CXR Anderson Jacobson SAS en relation avec les actions de CXR Anderson Jacobson SAS détenues par EMRISE CORPORATION, telles qu’identifiées dans la Déclaration de Gage, a été ouvert au nom de EMRISE CORPORATION en date du [•] 2007 ; et

(ii)     que ce compte bancaire (ci-après le « Compte de Dividendes Nanti ») est nanti en faveur des Bénéficiaires (tel qu’identifiés dans la Déclaration de Gage) conformément aux dispositions de l’article L.431-4 du Code monétaire et financier.

(c)        Les termes et expressions commençant par une majuscule auront, sauf stipulation contraire, la signification qui leur est attribuée dans la notification qui nous a été adressée par EMRISE CORPORATION en date de ce jour (le cas échéant par renvoi à la Convention de Nantissement).

(d)       Nous soussignés :

(i)      reconnaissons que sur notification de l’Agent Administratif, le Constituant ne sera pas autorisé à disposer et utiliser les produits en numéraire crédités sur le Compte de Dividendes Nanti (sans que nous ayons à vérifier le bien fondé de cette notification) ;

(ii)     acceptons, sur notification de l’Agent Administratif, d’affecter le solde du Compte de Dividendes Nanti au paiement des Obligations conformément aux dispositions légales (sans que nous ayons à vérifier le bien fondé de cette notification) ; et

(iii)    plus généralement, confirmons que nous n’avons pas reçu de notification écrite indiquant que le Constituant a octroyé une sûreté ou tout autre droit d’une quelconque nature sur le Compte de Dividendes Nanti en faveur de tiers y compris nous-mêmes, à l’exception du nantissement constitué par la Convention de Nantissement.

(e)        Toutefois, il est entendu que nous n’aurons, en aucune manière, à vérifier que les sommes versées sur le Compte de Dividendes Nanti correspondent aux fruits et produits effectivement dus au Constituant et plus généralement, nous n’assumons aucune responsabilité en ce qui concerne :

(i)      la bonne exécution par le Constituant et/ou la Société de leurs obligations respectives ;

(ii)     la validité ou l’efficacité de la documentation juridique relative au gage ou aux obligations sous-jacentes garanties par le gage ; et

(iii)    la disponibilité des fonds crédités (ou à créditer) sur le Compte de Dividendes Nanti.

(f)        La présente attestation est régie par (et doit être interprétée selon) le droit français.

(g)           Tout litige relatif à sa validité, son interprétation ou son exécution relève de la compétence du Tribunal de commerce de Paris ou d’une juridiction compétente relevant de l’Etat de Californie, sans préjudice de la faculté pour les Bénéficiaires de saisir toute autre juridiction compétente de leur choix.

(h)           Une copie de la Déclaration de Gage est jointe en annexe à cette attestation de nantissement du Compte de Dividendes Nanti.

___________________________________

[•]

Le Teneur du Compte de Dividendes Nanti

Par : [•]

Fonction : [•]

Annexe : copie de la Déclaration de Gage du Compte d’Instruments Financiers

Part B - Form of Certification of Pledge of Dividends Account

To: GVEC RESOURCE IV INC.

As Administrative Agent

Date: [•] 2007

Financial Instruments Account Pledge by EMRISE CORPORATION

Madam/Sir,

(a)           We, [Dividends Account Holder] a [type of company] with a share capital of EUR [•], whose registered office is [address], [postal code] [city], France, registered with the Registry of Commerce and Companies of [•] under single identification number [•], hereby refer to a statement of pledge of financial instruments account which has been constituted by EMRISE CORPORATION on [•] 2007 in connection with its shareholder account in CXR Anderson Jacobson SAS (hereafter the “Statement of Pledge”) and we hereby act as the account holder of the special bank account mentioned below:

(b)           We hereby certify that:

(i)      a special bank account no. [•] has been opened in the name of EMRISE CORPORATION, on which the fruits and products paid by CXR Anderson Jacobson SAS in connection with the shares of CXR Anderson Jacobson SAS, as identified in the Statement of Pledge of Financial Instruments dated [•] 2007 and signed by EMRISE CORPORATION, shall be credited;

(ii)     this bank account is pledged in favor of the Beneficiaries (as identified in the Statement of Pledge) in accordance with article L. 431-4 of the Finance and Monetary Code (the “Dividends Account”).

(c)           Unless otherwise stipulated, capitalised terms and expressions shall have the meaning ascribed to such terms in the notification issued by EMRISE CORPORATION and dated the date hereof (as the case may be by reference to the Agreement).

(d)           We the undersigned:

(i)      acknowledge that upon notification from the Administrative Agent to us of the occurrence of an Event of Default, the Pledgor shall not be allowed to use the cash proceeds credited on the Dividends Account (without having to verify if such notification is justified);

(ii)     accept upon notification from the Administrative Agent, to allocate the balance of the Dividends Account to the payment of the Obligations in accordance with the law (without having to verify if such notification is justified); and

(iii)    more generally, confirm that we have not received any written notification stating that the Pledgor has granted any security interest or any right on the Dividends Account in favor of any third party including ourselves, except as regards the present pledge.

(e)           However, it has been agreed that we shall not have, in any manner whatsoever, to verify that the sums transferred to the Dividends Account correspond to the fruits and products owed to the Pledgor and, more generally, we shall not have any liability regarding:

(i)      the performance by the Pledgor and/or the Company of their respective obligations;

(ii)     the validity or efficiency of the legal documentation relating to the pledge or the obligations secured by the pledge; and

(iii)    the availability of the sums credited (or to be credited) to the Dividends Account.

(f)            This certification shall be governed (and interpreted) according to French law.

(g)           Any dispute relating to its validity, interpretation or performance shall be subject to the jurisdiction of the Commercial court of Paris or the competent courts of the State of California, as the case may be, without prejudice to the right of the Beneficiaries to commence proceedings before any other jurisdiction.

(h)           A copy of the Statement of Pledge of financial instruments is set out as an annex to this confirmation of pledge of Dividends Account.

___________________________

[•]

The Dividends Account Holder

By: [•]

Position: [•]

Annex: copy of the Statement of Pledge of Financial Instruments

SIGNATURE PAGE

Signed in the State of California (United Stated of America), on November 30, 2007, in three (3) originals.

EMRISE CORPORATION
Pledgor		)
By:	Carmine Thomas Oliva	) /s/ Carmine Thomas Oliva
Title:	President and Chief Executive Officer	)

GVEC RESOURCE IV INC.
Administrative Agent		)
By:	Robert J. Anderson	) /s/ Robert J. Anderson
Title	Authorized Signatory	)

By:	Peter Paul Mendel	) /s/ Peter Paul Mendel
Title	Authorized Signatory	)

The BENEFICIARIES
Represented by the Administrative Agent	)

By:	Robert J. Anderson	) /s/ Robert J. Anderson
Title	Authorized Signatory	)

By:	Peter Paul Mendel	) /s/ Peter Paul Mendel
Title	Authorized Signatory	)